Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2013, with respect to the consolidated financial statements included in the Annual Report of Genie Energy Ltd. on Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York

March 16, 2015

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd